EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Plantronics, Inc. of our report dated May 14, 2004 relating to the consolidated financial statements, which appears in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the incorporation by reference of our report dated May 14, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
November 5, 2004